CONSULTING AGREEMENT

AGREEMENT between STANDEX INTERNATIONAL CORPORATION, a Delaware corporation whose principal place of business is 6 Manor Parkway, Salem, New Hampshire 03079 (the “Company”), and Duane Stockburger an employee of the Company, who resides at 937 Debeau, Tupelo, Mississippi 38804.

WHEREAS, Mr. Stockburger and the Company entered into an Employment Agreement dated as of August 29, 2005 and amended as of December 31, 2006 in connection with Mr. Stockburger’s services to the Company as Group Vice President of the Food Service Equipment Group of the Company or such other senior executive, managerial and supervisory capacity, subject to the direction and control of the senior executive management of the Company which agreement has a term expiring on June 30, 2007; and

WHEREAS, Mr. Stockburger will retire from active employment with the Company on or before June 30, 2007, such date to be mutually agreed between the Company and Mr. Stockburger (“Retirement Date”); and

WHEREAS, the Company wishes to retain consulting services from Mr. Stockburger relating to those divisions, subsidiaries and affiliate operations of the Food Service Equipment Group as the Company may reasonably direct and as shall be mutually agreeable; and

WHEREAS, Mr. Stockburger is agreeable to provide the Company with an agreement to provide consulting services to the Company and the Company in exchange for the consideration to be provided to him herein;

NOW, THEREFORE, in consideration of these premises and of the mutual covenants contained herein, the Company and Mr. Stockburger agree as follows:

1.

Expiration of Executive Employment Agreement; Effective Date of This Agreement.   The parties mutually acknowledge and agree that the Employment Agreement shall expire and all obligations under said agreement shall cease effective with the close of business on on the Retirement Date.  Notwithstanding the expiration of the Employment Agreement, any obligations relating to payment of compensation for services performed which is owing and not yet paid, and payments, compensation or other consideration due pursuant to benefit, stock option, restricted stock or other annual or long term compensation plans of the Company shall continue to be obligations of the Company pursuant to their respective terms and conditions.  Additionally, all obligations contained in Section 3, “Non-Compete” shall survive in accordance with their terms.  The terms of this Agreement shall become effective the first day after the Retirement Date (the “Effective Date”) and shall continue for twelve months (the “Term”).

2.

Consulting Services.   Commencing on the Effective Date and continuing through end of the Term, Mr. Stockburger shall serve as a Consultant to the Company on an occasional basis, as requested by the Company from time to time, and Mr. Stockburger agrees to provide such consulting services.  Mr. Stockburger’s status during the term of this Agreement shall be that of independent contractor and not as an agent, representative or joint venture partner of the Company.  Mr. Stockburger shall not enter into any contract or commitment on behalf of the Company.  Mr. Stockburger shall provide such independent consulting services during such times as shall be mutually agreeable, it being understood that if the Company determines not to use the services of Mr. Stockburger or if Mr. Stockburger is physically unable to perform services, it shall nevertheless be obligated to pay Mr. Stockburger pursuant to this section 2 and section 4 of this Agreement.

3.

Non-Competition Agreement.   Except as set forth in the third paragraph of this Section 3, Mr. Stockburger shall not, as long as this Agreement is in effect, engage in, or be interested in, in any active capacity, any business other than that of the Company or any affiliate, associate or subsidiary corporation of the Company if such business competes with any of the Food Service Equipment businesses of the Company (the “FSE Business”).  It is the express intent of the Company and Mr. Stockburger that: (i) the covenants and affirmative obligations in this Section be binding obligations to be enforced to the fullest extent permitted by law;  (ii) in the event of any determination of unenforceability of the scope of any covenant or obligation, its limitation which a court of competent jurisdiction deems fair and reasonable, shall be the sole basis for relief from the full enforcement thereof; and  (iii) in no event shall the covenants or obligations in this Section be deemed wholly unenforceable.

In addition, except as set forth in the third paragraph of this Section 3, Mr. Stockburger shall not for a period of one year after the termination of this Agreement with the Company (whether such termination is by reason of the expiration of this Agreement or for any other reason) compete with or directly or indirectly own, control, manage, operate, join or participate in the ownership, control, management or operation of any business which competes with any FSE Business of the Company at the time of such termination.

No provision contained in this paragraph shall restrict Mr. Stockburger from making investments in other ventures which are not competitive with the FSE Business of the Company, or restrict Mr. Stockburger from engaging in any other such non-competitive business or restrict Mr. Stockburger from owning less than five per cent of the outstanding securities of companies which compete with any present or future FSE Business of the Company and which are listed on a national stock exchange or actively traded on the NASDAQ National Market System.

In addition to the foregoing provisions, Mr. Stockburger agrees that he will not, at any time, disclose to others or use for his own benefit any trade secrets or confidential information of a technical, commercial or other nature pertaining to the Company or any of its clients, customers, consultants, licensees or affiliates, acquired by him during the period of his employment or during the period of this Agreement, except to such an extent as may be necessary in the ordinary course of performing his duties as a consultant of the Company.  Upon the termination of this Agreement Mr. Stockburger agrees to turn over to the company all notes, memoranda, notebooks, drawings, records, documents and reproductions thereof kept by him or in his possession, whether prepared by him or others, used in or pertaining to any of the work done by him during the course of his consulting pursuant to this Agreement, or otherwise used in or pertaining to any of the processes, apparatus, or products of the Company, it being hereby acknowledged that all said items are the sole property of the Company.

4.

Consideration for Consulting Services and Covenant Not To Compete.   As consideration for his agreements set forth in Sections 2 and 3 above, the Company agrees and covenants to compensate Mr. Stockburger as follows:

(a)

Mr. Stockburger shall receive a retainer payment equal to $100,000 on the Effective Date; and

(b)

Mr. Stockburger shall receive a consulting fee equal to $2,500 per day for each day for which consulting services are performed pursuant to this Agreement with guaranteed minimum aggregate consulting fees during the Term in the amount of $50,000.

If, at the end of the Term, the aggregate consulting fees paid pursuant to (b) is less than $50,000 the difference between the consulting fees paid and $50,000 shall be paid to Mr. Stockburger promptly after the end of the Term.

No payroll withholdings (including Federal or state income taxes, FICA or unemployment taxes) shall be made from the compensation to be paid by the Company hereunder.

5.

Reimbursement of Company-Related Expenses.  Mr. Stockburger shall be reimbursed for all Company-related expenses incurred by him with the approval of a Company executive officer, it being understood that expenses incurred in the course of approved business travel shall be considered reimbursable.

6.

Fringe Benefits.  During the term of this Agreement, no fringe benefits will be available to Mr. Stockburger from the Company; provided however, that during the Term, and for one year after expiration of this Agreement, Mr. Stockburger shall continue to have the use of the Company automobile currently used by him (the “Vehicle”).  In addition, Mr. Stockburger shall continue to have the use of a Company supplied laptop computer and cellular phone.

7.

Payments in the Event of Death.  If Mr. Stockburger should die at any time prior to the end of the Term, all payments for consulting services provided or reimbursement for expenses that have not been paid will be paid by the Company to Mr. Stockburger’s estate or surviving spouse.  All obligations contained in Section 3 shall terminate in the event of Mr. Stockburger’s death.

8.

Assignment.   This Agreement is personal between Mr. Stockburger and the Company and consequently it may not be assigned, provided, however, that the Company shall have the right at any time to assign this Agreement, without consent, in connection with a sale or disposition of its assets (or any substantial part thereof) or in connection with a merger, consolidation or similar transaction involving the Company or any subsidiary.

9.

Specific Performance.   It is acknowledged by both parties that damages will be an inadequate remedy to the Company in the event that Mr. Stockburger breaches or threatens to breach his commitments under Section 3 hereof because damages will be very difficult, if not impossible, to ascertain.  Therefore, it is agreed that the Company may institute and maintain an action or proceeding to compel the specific performance of the promises of Mr. Stockburger contained in those sections.  Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedy which the Company shall have under this Agreement or otherwise.

10.

Termination.   The Company may, by written notice, terminate this Agreement or suspend the performance of all or any of its obligations hereunder without liability in the event that Mr. Stockburger breaches his obligations under Sections 2 and/or 3 of this Agreement and the failure (if capable of being remedied) remains unremedied for a period of thirty (30) days after being called to the attention of Mr. Stockburger by the Company.

Mr. Stockburger may, by written notice, terminate this Agreement or suspend the performance of all or any of his obligations hereunder without liability in the event that the Company fails to comply with any of its obligations under this Agreement and the failure (if capable of being remedied) remains unremedied for a period of thirty (30) days after being called to the attention of the Company by written notice from Mr. Stockburger.

11.

Enforceability.   If the obligations of Mr. Stockburger under this Agreement are held to be too broad to be enforceable as written, such obligations shall be construed to create only the broadest obligations that are permitted by law.

12.

Binding Nature of Agreement.   This Agreement shall be binding upon, and enure to the benefit of, the parties hereto and the successors and assigns of the Company and the heirs and personal representatives of Mr. Stockburger.

13.

Amendment.   No modification or amendment of this Agreement shall be valid unless committed to writing and signed by or on behalf of both parties.

14.

Waiver of Breach.   The waiver by either party of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach.

15.

Notice.   Any notice to be given pursuant to this Agreement shall be sent by registered mail, postage prepaid, by facsimile, with a copy by regular mail or by overnight mail, to the parties at the address set both in the preamble or at such other address as either party may from time to time designate in writing.  All such notices shall take effect upon delivery.

16.

Entire Agreement.   This Agreement constitutes the entire agreement of the parties with respect to the terms and conditions of the terms and conditions of Mr. Stockburger’s consulting relationship with the Company and may be amended only by a written agreement signed by both parties.

17.

Governing Law.   This Consulting Agreement shall be governed by, and construed in accordance with, the laws of the State of New Hampshire exclusive of its choice of law provisions.

STANDEX INTERNATIONAL CORPORATION

By:

/s/Roger L. Fix________________________

Roger L. Fix, President/CEO

CONSULTANT

/s/  Duane Stockburger__________________

Duane Stockburger